Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-136061 schedule on Form S-8 of Ascena Retail Group, Inc., of our report dated June 29, 2015, relating to the financial statements and supplemental schedule of Ascena Retail Group, Inc. 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of Ascena Retail Group, Inc. 401(k) Savings Plan for the five months ended December 31, 2014.

/s/ CohnReznick LLP

Roseland, New Jersey

June 29, 2015